Exhibit 24.1
DENDREON CORPORATION REGISTRATION STATEMENT ON FORM S-3
POWER OF ATTORNEY
     KNOW ALL BY THESE PRESENTS, that each of the undersigned directors and officers of Dendreon Corporation, a Delaware corporation (the “Registrant”), does hereby make, constitute and appoint each of Mitchell H. Gold, M.D. and Richard F. Hamm, Jr., with full power of substitution and resubstitution, as the true and lawful attorney-in-fact or attorneys-in-fact of the undersigned to execute and file with the Securities and Exchange Commission under the Securities Act of 1933 one or more amendments to the registration statement on Form S-3, Registration Number 333-151573, relating to the registration for sale of shares of the Registrant’s common stock, preferred stock, warrants to purchase securities and debt securities up to an aggregate offering price of $300,000,000, including pre-effective and post-effective amendments or supplements or any additional registration statement filed pursuant to Rule 462 promulgated under the Securities Act of 1933, as amended, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the undersigned, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute.
     IN WITNESS WHEREOF, each of the undersigned has caused this Power of Attorney to be executed as of the respective dates set forth below.

Signature

/s/ Mitchell H. Gold, M.D.	Dated:	August 11, 2008

Mitchell H. Gold, M.D.

/s/ Gregory T. Schiffman	Dated:	August 11, 2008

Gregory T. Schiffman

/s/ Gregory R. Cox	Dated:	August 11, 2008

Gregory R. Cox

/s/ Richard B. Brewer	Dated:	July 21, 2008

Richard B. Brewer

/s/ Susan B. Bayh	Dated:	July 22, 2008

Susan B. Bayh

/s/ Gerardo Canet	Dated:	July 21, 2008

Gerardo Canet

/s/ Bogdan Dziurzynski, E.D.P.A	Dated:	July 22, 2008

Bogdan Dziurzynski, E.D.P.A

/s/ M. Blake Ingle, Ph.D.	Dated:	July 21, 2008

M. Blake Ingle, Ph.D.

/s/ David. L. Urdal, Ph.D.	Dated:	July 18, 2008

David. L. Urdal, Ph.D.

/s/ Douglas G. Watson	Dated:	July 19, 2008

Douglas G. Watson